SUB-ADVISORY AGREEMENT

THIS AGREEMENT, entered into as of the date the registration statement of the CAROLINASFUND of the The Nottingham Investment Trust II becomes effective with the Securities and Exchange Commission, by and between THE NOTTINGHAM INVESTMENT TRUST II (the "Trust"), a Massachusetts Business Trust, MOREHEAD CAPITAL ADVISORS, LLC, a North Carolina limited liability company (the "Advisor"), registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act"), and CAPITAL INVESTMENT COUNSEL, INC., a North Carolina corporation (the `Sub-Advisor"), registered as an investment advisor under the Advisors Act.

WHEREAS,  the  Trust  is  registered  as  a  diversified,   open-end  management
investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust has retained the Advisor to furnish investment advisory services to the CAROLINASFUND series of the Trust;

WHEREAS, the Trust and Advisor desire to retain the Sub-Advisor to furnish investment advisory and administrative services to the CAROLINASFUND series of the Trust, and the Sub-Advisor is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust and the Advisor hereby appoint the Sub-Advisor to act as Sub-Advisor to the CAROLINASFUND (the "Fund") series of the Trust for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Delivery of Documents. The Trust has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Declaration of Trust, as filed with the State of Massachusetts (such Declaration, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

         (b) The Trust's bylaws (such bylaws, as presently in effect and as they shall from time to time be amended, are herein called the "bylaws");

         (c) Resolutions of the Trust's Board of Trustees and the resolution approved by a majority of the outstanding shares of the Fund authorizing the appointment of the Sub-Advisor and approving this Agreement;

         (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of the Fund (herein called the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e) The Fund's Prospectus (such Prospectus, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

         The Trust will furnish the Sub-Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees and the Advisor, the Sub-Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. Subject to any limitations established from time to time by the Advisor, the Sub-Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Sub-Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus. The Sub-Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

         (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Sub-Advisor believes two or more brokers or dealers are comparable in price and execution, the Sub-Advisor may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Trust shares, and (ii) brokers who are affiliated with the Fund or its Advisors; provided, however, that in no instance will portfolio securities be purchased from or sold to the Sub-Advisor or any affiliated person of the Sub-Advisor in principal transactions; and

         (c) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

4. Services Not Exclusive. The advisory services furnished by the Sub-Advisor hereunder are not to be deemed exclusive, and the Sub-Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Trustees, the Sub-Advisor will not serve as investment advisor to any other investment company having a similar investment objective to that of the Fund. The Trust hereby approves the services of the Sub-Advisor as investment advisor to the Capital Value Fund series of the Trust.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Fund.

         Notwithstanding the foregoing, the Fund shall pay the expenses and costs of the following:

         (a)    Taxes, interest charges and extraordinary expenses;
         (b) Brokerage fees and commissions with regard to portfolio transactions of the Fund;
         (c) Fees and expenses of the custodian of the Fund's portfolio securities;
         (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;
         (e)    Auditing and legal expenses;
         (f)    Cost of maintenance of the Fund's existence as a legal entity;
         (g) Compensation of trustees who are not interested persons of the Advisor or Sub-Advisor as applicable law defines that term;
         (h)    Costs of Trust meetings;
         (i)    Federal  and  State   registration  or  qualification  fees  and
                expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k)    The investment advisory fee payable to the Advisor; and
         (l) Plan of Distribution expenses, but only in accordance with the Plan of Distribution as approved by the shareholders of the Fund.

7. Compensation. For the services provided and the expenses assumed by the Sub-Advisor hereunder, the Advisor will pay the Sub-Advisor and the Sub-Advisor will accept as full compensation an investment advisory fee payable by the Advisor, based upon the daily average net assets of the Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedule attached hereto as Exhibit A.

8.(a) Limitation of Liability. The Sub-Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.(b) Indemnification of Sub-Advisor. Subject to the limitations set forth in this Subsection 8(b), the Fund shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Sub-Advisor against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Sub-Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Sub-Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Sub-Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Sub-Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Sub-Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Sub-Advisor (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Sub-Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if (i) the Sub-Advisor shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Sub-Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Sub-Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Sub-Advisor of any amount paid to the Sub-Advisor in accordance with either of such clauses as indemnification of the Sub-Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Sub-Advisor's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Sub-Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Fund, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Sub-Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Sub-Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective upon the date the registration statement of the Trust containing the Fund's Prospectus is declared effective by the Securities and Exchange Commission and, unless sooner terminated as provided herein, shall continue in effect for two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

         (a) By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
                Act), cast in person at a meeting called for the purpose of voting on such approval; and

         (b) By vote of either the Board of Trustees or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

         Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by the Sub-Advisor at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by the Fund must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.


12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ATTEST:                                     THE NOTTINGHAM INVESTMENT TRUST II


By:                                         By:
    ________________________                    ____________________________

Title:                                      Title:
       _____________________                       _________________________



ATTEST:                                     MOREHEAD CAPITAL ADVISORS, LLC


By:                                         By:
    ________________________                    ____________________________

Title:                                      Title:
       _____________________                       _________________________



ATTEST:                                     CAPITAL INVESTMENT COUNSEL, INC.


By:                                         By:
    ________________________                    ____________________________

Title:                                      Title:
       _____________________                       _________________________

                                    EXHIBIT A

                       SUB-ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the SUB-ADVISORY AGREEMENT, the Sub-Advisor shall be compensated monthly by the Advisor, as of the last day of each month, within five business days of the month end, a fee based upon net assets according to the following schedule.


                                                              Annual
              Net Assets                                       Fee
            --------------                                    ------

         On the first $250 million                            0.25%
         On all assets over $250 million                      0.25%